PHYSICIAN-SHAREHOLDER

                              EMPLOYMENT AGREEMENT


                  AGREEMENT entered into October 1, 1997, by and between MPD Medical Associates (MA), P.C., a Massachusetts professional service corporation, having a principal place of business at Deaconess-Waltham Hospital, Hope Avenue, Waltham, Massachusetts 02254 [the "P.C."] and Patricia McShane, M.D., 124 Washington Street, Wellesley, Massachusetts, 02181 ["Physician"].

                                R E C I T A L S:

                  PC specializes in the practice of gynecology and the treatment of infertility, the utilization of in vitro fertilization and assisted reproductive technology services (including but not limited to the treatment of human infertility, gamete intra-fallopian tube transfer and zygote intra-fallopian transfers) and related andrology services [all of the foregoing are referred to collectively herein as "Infertility Services"].

                  Physician is duly licensed to practice medicine in the Commonwealth of Massachusetts, specializes in the provision of Infertility Services and has experience in infertility treatment including surgical skills required in the course of providing Infertility Services.

                  PC has entered into an agreement with IntegraMed America, Inc., ["INMD"], pursuant to which INMD will provide certain management and administrative services, and funding options, as are more fully described in the agreement between PC and INMD dated October 1, 1997 ["INMD-PC Agreement"].

                  In order to further facilitate the provision of Infertility Services, PC desires to employ Physician and Physician desires to accept such employment, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration set forth herein, the parties agree as follows:


         1. ENGAGEMENT. PC hereby employs Physician and Physician hereby accepts such employment to devote all of Physician's professional time (including an equitable share of weekend "on call" hours), effort and ability to the provision of Infertility Services under the terms and conditions contained herein and as the parties may agree from time to time.



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



         2.       DUTIES.
                  (a) Physician, President of the PC, shall provide patient care and clinical backup as required to ensure the proper provision of services to patients of PC, including an equitable share of weekend "on call" hours, at PC's office at the address set forth in Schedule A [the "Offices"], and/or such other location as shall be mutually agreed to by PC and Physician. It is understood that Physician shall devote four (4) professional days per week to the PC's practice. Physician agrees to perform such services as are required to fulfill the PC's obligations under the INMD-PC Agreement. Physician agrees to devote substantially all of Physician's professional time, effort and ability to PC's practice development and the provision of Infertility Services under the terms and conditions contained herein and as the parties may agree from time to time. In connection therewith, Physician's duties shall include, but not be limited to, the following:

                           (i) Provision of patient counseling and medical examinations, performance of egg retrievals, embryo transfers, surgeries, including, but not limited to, microsurgeries and laparoscopies, and patient follow-up;

                           (ii)  Reviewing  and  evaluating  clinical  data on a
                  routine  basis  and  making   specific   recommendations   for
                  improving implantation rates and treatment outcomes;

                           (iii) Maintenance of a thorough  understanding of and
                  proficiency in the application of the most current technologies (including both surgical and nonsurgical techniques) relevant to Infertility Services and related medical high technology infertility procedures ["ART Technology"]; and

                           (iv) Development and implementation of educational outreach programs designed to facilitate the development of relationships with physicians in the obstetric/gynecology community and the dissemination of information pertaining to the availability of Infertility Services.

                           (v) Cooperate in the PC's efforts to either obtain, or continue, necessary licenses for, and maintain the quality of care in, the operation of the PC's laboratory and tissue bank services in accordance with all applicable laws and regulations. Physician shall be the Medical Director of any laboratory or tissue bank operated by the PC, if the Medical Director of the PC cannot, or will not, so serve.

                  (b) Except as permitted by Section 3(b) hereof, Physician shall not, during the term of this Agreement, otherwise engage in the practice of medicine outside of PC without the express written consent of PC and INMD.

         3.       COMPENSATION AND BENEFITS.

                  (a)  In  consideration  of  the  Infertility  Services  to  be
provided  and  duties  assumed  by  Physician  hereunder,   Physician  shall  be
compensated as provided on Schedule B attached hereto and made a part hereof.

                  (b) All remuneration received by Physician in payment for the delivery of any patient care services shall be accounted for and be the sole property of PC. Such remuneration, for purposes of this Agreement, shall not include board attendance fees and other compensation in connection with board memberships; provided, the compensation does not exceed $5,000 in the aggregate annually for Physician. Physician's engagement in outside professional medical activities shall require the express written consent of PC and shall not interfere in any way with the fulfillment of Physician's duties hereunder or diminish the quality of the Infertility Services rendered.

                  (c) Physician shall receive the benefits provided for on Schedule B.

         4. BILLING. All fees for Infertility Services rendered by Physician on behalf of PC hereunder shall be billed and collected by PC; provided, however, that pursuant to the terms of the INMD-PC Agreement, INMD shall carry out billing and collection functions on behalf of PC. In consideration for the payment to Physician of the compensation described herein, all receivables and collections attributable to Infertility Services provided by Physician to PC patients shall become the property of PC, and Physician agrees immediately to turn over to PC any such fees received by Physician during the term hereof. Physician hereby authorizes PC, and/or INMD on PC's behalf, to bill for Infertility Services provided hereunder and agrees to execute any and all assignments or other documents that may be necessary or appropriate to permit PC, or INMD as its designee, to carry out all billing and collection functions. Physician agrees that Physician shall not submit bills for, seek remuneration for, or otherwise collect fees for Infertility Services provided hereunder. Physician shall look solely to PC for compensation for the professional medical services provided hereunder.

         5. MEDICAL STAFF PRIVILEGES. Physician hereby acknowledges that in order to provide Infertility Services to PC as herein required, Physician must at all times during the term of this Agreement be a member in good standing and have admitting privileges at least one hospital accredited by the JCAHO [the "Hospital"] within the geographic area of PC's office ["Privileges"]. PC shall use reasonable efforts to assist Physician in maintaining such privileges. The failure of the Physician to maintain Privileges shall be deemed a cause for termination of this Agreement. Physician shall promptly notify both the PC and INMD of any determination, ruling or decision which suspends, limits, terminates or in any manner impairs his/her Privileges.

         6. INMD-PC AGREEMENT. Physician acknowledges receipt of a copy of the INMD-PC Agreement and acknowledges that PC has substantial responsibilities, rights and obligations under said Agreement. Physician agrees to at all times act in such manner as to cause the PC to be in compliance with the INMD-PC Agreement, and Physician further agrees that to the extent applicable to PC and to the responsibilities of the Physician hereunder, she shall assist PC in carrying out its obligations under the INMD-PC Agreement.

         7. PROFESSIONAL LIABILITY INSURANCE. PC shall obtain and maintain on behalf of Physician, professional liability insurance through a carrier and with such limits as PC shall determine from time to time.

         8.       COMPLIANCE WITH BYLAWS, RULES AND REGULATIONS AND
POLICIES. Physician agrees at all times to comply with the bylaws, rules and regulations of the Hospital and of its medical staff and the reasonable policies, directives, bylaws, rules and regulations of PC. Physician acknowledges that PC shall have final authority over: (a) the acceptance or refusal to treat any patient; and (b) the amount of the fee to be charged for all Infertility Services rendered by Physician to patients of PC, so long as such fees are lawful and reasonable. Notwithstanding the foregoing, Physician may refuse to treat any patient whom she reasonably believes should not be treated based upon reasonable medical or legal concerns.

         9.       MEDICAL RECORDS AND COOPERATION.

                  (a) All medical records of patients to whom Physician provides Infertility Services or other medical treatment on behalf of PC during the term hereof shall be the property of PC. A copy of any medical records of such patients will be made available to Physician upon request.

                  (b) In the event of any claims, suits or governmental investigations, arising out of or relating to the provision of Infertility Services by PC or Physician in which PC, INMD and/or Physician shall be named or involved, whether pending during or after the term of this Agreement, the parties hereto agree to cooperate fully with each other and INMD in the defense of such suit, claim or investigation. Such cooperation shall include, by way of example but not limitation, meeting with defense counsel, the production of any documents in their possession for review, participation in discovery, response to subpoenas and the coordination of any individual defense with counsel for PC, Physician and/or INMD. The parties will soon as possible deliver to each other and INMD copies of summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon each other or their attorneys. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason, of this Agreement, and nothing in this Section shall obligate the parties to pay any legal fees incurred by the other.

                  (c) Physicians shall promptly notify PC and INMD of any and all claims, suits or disciplinary charges or proceedings initiated against him.

         10. TERM. The initial term of this Agreement shall commence on the date that both Physician and the PC execute this Agreement ["Effective Date"] and shall terminate ten (10) years thereafter unless earlier terminated pursuant to the provisions of Section 11. After the expiration of the initial term hereunder, this Agreement shall be extended automatically, for periods of one
(1) year each, on the same terms and conditions as herein specified, except that the provisions of Section 15(b) shall not apply to such extension.

         11. TERMINATION.

                  (a) This Agreement shall terminate upon the occurrence of any of the following:

                           (i) Termination of the INMD-PC Agreement for any reason if such agreement terminates without a successor agreement, or upon the termination of any successor agreement which terminates without a successor agreement, provided that Physician receives six months prior written notice or six months compensation (at the option of the PC).

                           (ii) Conviction of Physician of a felony or suspension, revocation, non-renewal or material limitation of Physician's license to practice medicine, in which case the effective date of termination shall be the date of the event.

                           (iii) Upon the mutual agreement of the parties at any
                  time;

                           (iv) Upon the loss by  Physician  of  Privileges,  as
                  described in Section 5, in which case the effective date of termination shall be the date of the event.

                           (v) By either  party  upon a  material  breach by the
                  other party; provided that the non-breaching party first gives the breaching party written notice of the breach, and the breaching party fails to cure the breach within thirty (30) days after such notice; or

                           (vi) Upon death or  "permanent  disability"  (as such
                  term is hereinafter defined) of Physician. For purposes of this Agreement, the term "permanent disability" shall have the meaning set forth in the long-term disability insurance policy or policies then maintained by Physician or PC, or if no such policy shall then be in effect, or if more than one such policy shall then be in effect in which the term "permanent disability" shall be assigned different definitions, then the term "permanent disability" shall be defined for purposes hereof to mean any physical or mental disability or incapacity which renders Physician incapable of fully performing the services required in accordance with Physician's obligations hereunder for a period of 120 consecutive days or for shorter periods aggregating 120 days during any twelve-month period.



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



                           (vii) By either party,  without  cause,  upon six (6)
                  months prior written notice.

                  (b) Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligation hereunder except for:
(i) obligations occurring prior to the date of termination; and (ii) obligations, promises or covenants which are expressly made to extend beyond the term of this Agreement.

         12.      REPRESENTATIONS AND COVENANTS.

                  Physician makes the following representations and covenants, the validity of which shall be a material term of this Agreement:

                  (a) Physician holds a license, in good standing, and will remain licensed to practice medicine in the Commonwealth of Massachusetts;

                  (b) Physician is authorized by the United States Drug Enforcement Agency to prescribe all pharmaceuticals required in connection with the provision of Infertility Services;

                  (c) Except as set forth on Schedule D hereto there are no professional disciplinary proceedings or malpractice actions threatened or pending against Physician, and Physician has notified and will promptly notify PC and INMD of any such professional disciplinary proceedings and the dispositions thereof; and

                  (d) Physician shall at all times act in compliance with all applicable policies and procedures of PC as communicated to Physician, as well as all applicable federal, state, and local laws, rules and regulations.

         13.      CONFIDENTIALITY OF INFORMATION.

                  (a) Physician  agrees to keep  confidential  and not to use or disclose to others (except in connection with the fulfillment of Physician's duties hereunder) any Infertility Information, as defined herein, during the term of this Agreement or during any extension or renewal thereof, and for a period of one (1) year thereafter, except as expressly consented to in writing by PC and INMD. For purposes of this Agreement, the term "Infertility Information" shall mean such technical, scientific, and business information provided to Physician by PC or INMD which is designated by PC or INMD to be confidential or proprietary. Infertility Information shall not include information which: (i) is or becomes known in the scientific community through no fault of Physician; (ii) is learned by Physician from a third party legally entitled to disclose such information; or (iii) was already known to Physician at the time of disclosure by the disclosing party. Physician further agrees that should her contractual relationship hereunder terminate, she will neither take nor retain, without prior written authorization from PC and INMD, any papers, patient lists, fee books, patient record files, or other documents or copies thereof or other Infertility Information of any kind belonging to PC or INMD, as the case may be.

                  (b) Without limiting other possible remedies available to PC for the breach of this covenant, Physician agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting bond, cash or otherwise. Physician further agrees that if any restriction contained in this section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions herein shall be enforced independently of each other. The parties further agree that INMD shall have an independent right to enforce this covenant in its own right.

                  (c) It is further understood and agreed that in order to minimize any misunderstanding regarding what information is considered to be confidential or proprietary Infertility Information, the PC or INMD will designate the specific information which PC or INMD considers to be proprietary or confidential under this Agreement.

         14. LIMITS ON CONFIDENTIALITY AGREEMENT. Nothing in Paragraph 13 shall operate to restrict Physician from performing research, speaking or publishing the results of such research, subject to the provisions of Section 16.

         15.      RESTRICTIVE COVENANTS, NON-COMPETITION AND OFFERS TO
EMPLOYEES.

                  (a) No Solicitation. Recognizing (1) the special nature of the relationship which will exist between the PC and the personnel which it employs or retains, including personnel employed or retained by INMD in connection with the services to be rendered pursuant to the terms of the INMD-PC Agreement ["Protected Personnel"], and (2) that the recruiting and training of the personnel by the PC and INMD is a costly and time consuming endeavor, Physician agrees that he will not, while employed by the PC and for a period of 12 months following termination of this Agreement, solicit or offer, directly or indirectly, employment to Protected Personnel.

                  (b) Covenant Not to Compete. Physician agrees not to compete with the business of PC, any successor PC, or any entity entitled to use an INMD Trade Name, including but not limited to "Reproductive Science Center," in accordance with the terms outlined below:

                           (i) The  term of the  covenant  not to  compete  [the
                  "Non-Competition Period"] shall be the same term as this Employment Agreement and should this Employment Agreement terminate, the Non-Competition Period shall also terminate.


                           (ii) For purposes of this Section,  the term "Medical
                  Practice" shall include any form of organization in which Infertility Services are provided to


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



                  patients of the Medical Practice or of other physicians, including but not limited to a sole proprietorship, a partnership, an association, a professional corporation, a business corporation, or a limited liability partnership or corporation, a laboratory, an outpatient clinic, a practice management company or medical services organization (or MSO). However, ownership of less than 5% of the outstanding securities of any class of a medical management or managed care organization traded on a national securities exchange or the NASDAQ National Market System will not be deemed to be engaging, solely by reason thereof, in the same business.

                           (iii) During the  Non-Competition  Period,  Physician
                  agrees  that he shall  not  advertise  or  market  Infertility
                  Services, engage in the practice of medicine in which Physician provides Infertility Services, be employed by, be an agent of, act as a consultant for, allow his name to be used by, or have a proprietary interest in, any Medical Practice providing Infertility Services.

                           (iv) Clarification of Scope of Non-Competition Covenant. This Agreement is not intended to prohibit the personal performance of medical care by Physician on behalf of PC, provided those services are for patients of PC, nor prohibit Physician from fulfilling his contract with PC, nor prohibit the Physician from holding any position on the medical staff of any acute care hospital or the teaching staff of any university.

                           (v) Acknowledgments. PC and Physician each acknowledges that: (i) the terms set forth in this Section are necessary for the reasonable and proper protection of the interests of PC and INMD; (ii) each and every covenant and restriction is reasonable; (iii) this Agreement, and this
                  Section in particular, shall be enforceable notwithstanding any dispute as to the sums and timing of payments to Physician or other disputes under this Agreement or the INMD-PC Agreement; and (iv) the PC has been induced to enter into this Agreement and the PC and INMD have been induced to enter the PC-INMD Agreement and their other respective agreements with Physician, in part, due to the representation by Physician that he will abide by and be bound by the aforesaid covenants and restraints.

                  (c) Physician recognizes and acknowledges that INMD will incur substantial costs in providing the equipment, support services, personnel, management, administration and other services that are the subject of this Agreement, and will invest substantial capital, by way of incentive and continuing support, to Physician in establishing his position as Medical Director of the PC. Physician recognizes that the non-competition covenant set forth in this Section is necessary for the protection of INMD, that it is reasonable in all respects, does not operate to restrict his right to practice medcine in any manner, and that INMD would not enter this Agreement without the following covenant. During the term of this Agreement, and for a period of two years from the date of its termination, Physician shall not, directly or indirectly, own,


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



manage, operate, control, contract with, be associated with, lend his name to, or maintain any interest in any enterprise (1) which provides, distributes, promotes or advertises any type of management or administrative services in competition with INMD; or (2) which offers any type of service or product to third parties substantially similiar to those services offered by INMD
["Subsequent Covenant Not to Compete"]. The geographical scope of this Subsequent Covenant Not to Compete ["Service Area"] shall be twenty (20) radial miles from any offices of an INMD Network Facility, which means any medical practice managed by INMD.

         16. PUBLICATIONS. Physician agrees that any and all abstracts, articles, reviews, or other publications that Physician proposes to submit for publication within the scientific or medical community, or otherwise, which publication is the result of direct or indirect support from INMD, in the form of, including, but not limited to, materials, patients, personnel, data or Facility or PC resources, Physician will submit to INMD's Chief Operating Officer, Reproductive Science Division, not less than 45 days prior to the proposed submission date, a copy of the proposed article or publication, for INMD's proprietary review. INMD shall have thirty (30) days to approve and/or object to such publication, Physician agrees that the appropriate statement, "support provided by INMD, Inc." or "Supported in part by IntegraMed America, Inc." will be set forth as a disclosure with respect to the publication. INMD shall have the right to object to such publication on the ground that it reveals Confidential Information, or trade secrets ["INMD Objection"]. Upon receipt of an INMD Objection, Physician shall defer publication until the INMD Objection is withdrawn or unless an arbitration proceeding determines that the proposed publication does not contain Confidential Information or INMD trade secrets.

         17. NOTICES. Any notice hereunder shall have been deemed given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery services, with all postage and delivery charges prepaid, to the addresses set forth below:

         If to Physician:

                  Patricia McShane
                  124 Washington Street
                  Wellesley, Massachusetts 02181

         If to PC, at:

                  MPD Medical Associates (MA), P.C.
                  Deaconess-Waltham Hospital
                  Hope Avenue
                  Waltham, Massachusetts, 01776
                  Attn.: Executive Director



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



         With a copy to:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Donald S. Wood, Ph.D., Chief Operating Officer

         18.  AMENDMENT.  No  modification,   amendment,  or  addition  to  this
Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

         19. ASSIGNMENT. No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties.

         20. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding between the parties and no alteration or modification hereof shall be effective unless contained in a subsequent written instrument executed by both parties hereto.

         21. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief or enforcement sought pursuant to Section 15, shall be determined by binding arbitration in the Commonwealth of
Massachusetts, City of Boston [hereinafter "Arbitration"]. The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association or JAMS/Endispute, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by one (1) Arbitrator, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement. Each party shall bear its own expenses and the losing party shall pay the expenses and costs of the Arbitrator. Any application to compel Arbitration, confirm or vacate an arbitral award, enforce any rights under Section 15, or otherwise enforce this Paragraph shall be brought in the Courts of the Commonwealth of Massachusetts.

         22. SEVERABILITY. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever in whole or in part, such provision or portion thereof shall be severed from this Agreement and shall not effect the validity of the remainder of this Agreement.

         23. WAIVER; CONSENT. No consent or waiver, express or implied, by either party hereto, or of any breach or default by the other party in the performance by the other of its obligations hereunder, shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default on the


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



performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of Physician and/or PC shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

         24. FURTHER ACTION. Each party hereto agrees that it will execute and deliver such further instruments and will take such further action as may be necessary to discharge, perform or carry out any of its respective obligations and agreements hereunder.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

MPD Medical Associates (MA), P.C.


By: /s/Patricia McShane, M.D.
    -----------------------------------
    Patricia McShane, M.D., President


Physician:

    /s/Patricia McShane, M.D.
    -----------------------------------
    Patricia McShane, M.D.






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



                                   SCHEDULE A



                       THE OFFICE OF THE PC IS LOCATED AT:

                           DEACONESS-WALTHAM HOSPITAL
                                   HOPE AVENUE
                          WALTHAM, MASSACHUSETTS 01766


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



                                   SCHEDULE B

                            COMPENSATION and BENEFITS


                                  COMPENSATION

A. During the first full Fiscal Year of this Agreement [Fiscal Year 1998] McSHANE'S annual aggregate base compensation, as a draw against PDE (as such term is defined and utilized in the INMD-PC Agreement) ["PDE"] which, if due, shall be payable in bi-weekly installments, with deductions for all applicable withholding and other taxes, and shall be inclusive of any funds contributed to a retirement plan shall be as follows:

         (1) An annual salary of (1) $140,000 (One hundred and forty thousand dollars) based upon a four-day work week (and an equitable share of weekend "on call" hours), or, should she for any reason not regularly work a four-day work week, then
                  (2) such portion thereof as represents a fraction, the numerator of which is the average number of days per week (excluding vacations) worked and the denominator of which is four (4).

         (2) An annual fee for performing the duties of President of the PC of $35,000 (Thirty- five thousand dollars); and

         (3) An incentive bonus of $30,000 (Thirty thousand dollars). [Hereinafter, items 1,2 and 3 collectively referred to as "Pre-1999 Aggregate Base Compensation"].

         Subject to Section 6.3.3 of the INMD-PC Agreement, in addition thereto, should the actual PDE allocated to the PC be in excess of the Aggregate Physician Draws, as such is defined in Section 7.3(C) of the INMD-PC Agreement of the PC for that Fiscal Year ["Excess PDE"], then McSHANE shall also receive a minimum of 20% of all such Excess PDE, and such other portion of Excess PDE as the President of the PC, the Medical Director and INMD shall decide in their joint discretion.

B.       During the period  between (1) the Effective Date of this Agreement and
         (2) December 31, 1997, McSHANE shall receive an amount which represents Pre-1999 Aggregate Base Compensation multiplied by a fraction, the numerator of which is the amount of weeks between the Effective Date and December 31, 1997, and the denominator of which is 52 (fifty-two), and a minimum of 20% of Excess PDE.

C.       During  subsequent  Fiscal Years of this Agreement  (post-December  31,
         1999), McSHANE's annual aggregate base compensation, as a draw against PDE which, if due, shall be payable in bi-weekly installments, with deductions for all applicable withholding and other taxes, and shall be inclusive of any funds contributed to a retirement plan shall be as follows:



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



         (1) An annual salary of (a) $140,000 (One hundred and forty thousand dollars) based upon a four-day work week (and an equitable share of weekend "on call" hours), or, should she for any reason not regularly work a four-day work week, then
                  (b) such portion thereof as represents a fraction, the numerator of which is the average number of days per week (excluding vacations) worked and the denominator of which is four (4), whichever is less.

         (2) An annual fee for performing the duties of President of the PC of $35,000 (thirty-five thousand dollars). [Items 1 and 2 shall be collectively referred to as "Post- 1999 Aggregate Base Compensation"].

         Subject to Section 6.3.3 of the INMD-PC Agreement, in addition thereto, McSHANE shall receive a minimum of twenty percent (20%) of any Excess PDE for such Fiscal Year, and such other portion of Excess PDE as the President of the PC, the Medical Director and INMD shall decide in their joint discretion.

D. In the event, in any Fiscal Year, PDE is insufficient to pay McSHANE the Pre-1999 or Post-1998 Aggregate Base Annual Compensation(s) as detailed in Subsections (A), (B) and/or (C) above, McSHANE shall, for any period for which she continues to be employed by the PC, nonetheless receive such Aggregate Base Compensation(s) and incur no liability to the PC, or any other party, for the amounts paid to her, such Aggregate Base Compensations being the subject of funding pursuant to Section 7.3(A) of the INMD-PC Agreement.

E. Physician shall receive such benefits, including insurances, as INMD extends to its employees, subject to any changes made Company-wide, and such benefits shall be part of Cost of Services, as such term is used in the INMD-PC agreement.


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



                                   SCHEDULE C

                PROFESSIONAL DISCIPLINARY OR MALPRACTICE ACTIONS
                              THREATENED OR PENDING







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